                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ABAXIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                  3240 Whipple Road, Union City,
                                                  CA 94587
                                                  Phone 408 - 734 - 0200 Fax
                                                  408 - 734 - 2874

Abaxis Logo

                                                              September 13, 2000

Dear Shareholder:

     This year's annual meeting of shareholders of Abaxis, Inc. (the "Company") will be held on October 31, 2000, at 10:00 a.m. local time, at the Company's principal offices, located at 3240 Whipple Road, Union City, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

     A copy of the Company's Annual Report to Shareholders also is enclosed for your information. At the annual meeting we will review the activities of the Company over the past year and our plans for the future. We look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ Clinton H. Severson
                                          CLINTON H. SEVERSON
                                          Chairman of the Board, President and
                                          Chief Executive Officer

ABAXIS LOGO

                                  ABAXIS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 31, 2000

TO THE SHAREHOLDERS:

     Please take notice that the annual meeting of the shareholders of Abaxis, Inc., a California corporation (the "Company"), will be held on October 31, 2000, at 10:00 a.m. at the offices of the Company, located at 3240 Whipple Road, Union City, CA 94587, for the following purposes:

     1. To elect five directors to hold office for the ensuing year;

     2. To consider and approve the adoption of an increase in the maximum number of shares that may be issued under the Company's 1998 Stock Option Plan by 500,000 shares, from 2,886,000 shares to 3,386,000 shares.

     3. To consider and approve the adoption of an increase in the maximum number of shares that may be issued under the Company's 1992 Outside Directors' Stock Option Plan by 50,000 shares, from 200,000 shares to 250,000 shares.

     4. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001; and

     5. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 7, 2000, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 3240 Whipple Road, Union City, CA 94587.

                                          By order of the Board of Directors

                                          /S/ Donald J. Stewart
                                          DONALD J. STEWART
                                          Secretary

Sunnyvale, California
September 13, 2000

IMPORTANT: PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS..........    1
GENERAL INFORMATION.........................................    1
INFORMATION ABOUT ABAXIS....................................    2
  Stock Ownership of Certain Beneficial Owners and
     Management.............................................    2
  Director Nominees.........................................    3
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    4
  Executive Compensation....................................    4
  Stock Options Granted in Fiscal 2000......................    5
  Option Exercises And Fiscal 2000 Year-End Values..........    6
  Compensation of Directors.................................    6
  Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements.........................    6
  1998 Stock Option Plan....................................    6
  1992 Outside Director's Stock Option Plan.................    6
  Section 16(A) Beneficial Ownership Reporting Compliance...    7
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................    7
COMPARISON OF SHAREHOLDER RETURN............................    9
PROPOSAL NUMBER ONE.........................................   10
  Election of Directors.....................................   10
PROPOSAL NUMBER TWO.........................................   10
PROPOSAL NUMBER THREE.......................................   14
PROPOSAL NUMBER FOUR........................................   16
  Ratification of Appointment of Independent Public
     Accountants............................................   16
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   16
TRANSACTION OF OTHER BUSINESS...............................   17

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation ("Abaxis" or the "Company"), for use at its Annual Meeting of Shareholders to be held on October 31, 2000 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is September 13, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                              GENERAL INFORMATION

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Securities. On September 7, 2000, the Company had outstanding 15,857,039 shares of its Common Stock ("Common Stock") held by 250 shareholders of record, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and may be entitled to as many votes as is equal to the number of shares held multiplied by the number of directors to be elected (i.e., five), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

     Voting of Proxies. The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

     All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                            INFORMATION ABOUT ABAXIS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of August 31, 2000 certain information with respect to the beneficial ownership of Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the persons named in the Summary Compensation Table on page 4, and (iv) all executive officers and directors of the Company as a group.

                                                                          PERCENT OF ABAXIS
                                                              NUMBER OF     COMMON STOCK
                NAME OF BENEFICIAL OWNER(1)                    SHARES        OUTSTANDING
                ---------------------------                   ---------   -----------------
DIRECTORS
Clinton H. Severson(2)......................................    502,500         3.05%
Richard Bastiani, Ph.D.(3)..................................     61,415            *
Brenton G. A. Hanlon(4).....................................     21,667            *
Prithipal Singh, Ph.D.(5)...................................     41,750            *
Ernest S. Tucker, III, M.D.(6)..............................     64,545            *
OFFICERS
Robert Milder(7)............................................     75,242            *
Vladimir E. Ostoich, Ph.D.(8)...............................    272,786         1.71%
Daniel Wong, Ph.D.(9).......................................          0           --
Donald J. Stewart.(10)......................................    120,000            *
HOLDER OF MORE THAN 5% OF COMMON STOCK
All current executive officers and directors as a group (10
  persons)(11)..............................................  1,169,405         7.04%

---------------
  *  Less than 1%

 (1) Except as indicated in the footnotes to this table, to the Company's knowledge, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the business address of each of the beneficial owners listed above is Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587.

 (2) Includes 115,000 shares of stock held by Mr. Severson. Also includes 387,500 shares subject to options exercisable by Mr. Severson within sixty days of August 31, 2000.

 (3) Includes 35,415 shares of stock held by the Bastiani Family Trust. Also includes 26,000 shares subject to options exercisable by Dr. Bastiani within sixty days of August 31, 2000.

 (4) Includes 21,667 shares subject to options exercisable by Mr. Hanlon within sixty days of August 31, 2000.

 (5) Includes 10,000 shares of stock held by the Singh Family Trust. Also includes 31,750 shares subject to options exercisable by Dr. Singh within sixty days of August 31, 2000.

 (6) Includes 11,545 shares of stock held by Dr. Tucker. Also includes 53,000 shares subject to options exercisable by Dr. Tucker within sixty days of August 31, 2000.

 (7) Includes 42,200 shares of stock held by Mr. Milder. Also includes 33,042 shares subject to options exercisable by Mr. Milder within sixty days of August 31, 2000.

 (8) Includes an aggregate of 29,500 shares held by Dr. Ostoich's IRA, 27,500 shares held by Mrs. Ostoich's IRA and 89,328 shares held of record by The Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife. Also includes 126,458 shares subject to stock options exercisable by Dr. Ostoich within 60 days of August 31, 2000. Does not include shares that are held by his adult children as to which Mr. Ostoich disclaims beneficial ownership.

 (9) Dr. Wong left employment by the Company in March, 2000.

(10) Includes 70,000 shares of stock held by Mr. Stewart. Also includes 50,000 shares subject to options exercisable by Mr. Stewart within sixty days of August 31, 2000.

(11) Includes 761,917 shares subject to options exercisable within sixty days of August 31, 2000.

DIRECTOR NOMINEES

     This section sets forth the names, ages, and backgrounds of the individuals nominated to be elected to serve as directors of the Company at the Annual Meeting.

                                                                                            DIRECTOR
                  NAME                           POSITION WITH THE COMPANY           AGE     SINCE
                  ----                           -------------------------           ---    --------
Clinton H. Severson......................  Chairman of the Board of Directors,       52       1996
                                           President, Chief Executive Officer and
                                           Director
Richard Bastiani, Ph.D.(1)...............  Director                                  57       1995
Brenton G. A. Hanlon(1)..................  Director                                  54       1996
Prithipal Singh, Ph.D.(2)................  Director                                  61       1992
Ernest S. Tucker, III, M.D.(2)...........  Director                                  67       1995

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     There are no family relationships among any directors or executive officers of the Company.

     Mr. Severson has served as President, Chief Executive Officer and Director of the Company since June 1996. He was appointed Chairman of the Board in May 1998. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a medical diagnostic company. From March 1984 to February 1989, Mr. Severson was employed by 3M Diagnostic Systems, an in-vitro allergy test system manufacturer, last serving as General Manager.

     Dr. Bastiani joined the Company's Board of Directors in September 1995. From September 1995 to September 1999, Dr. Bastiani was President of Dendreon, a biotechnology company. Dr. Bastiani served as President of Syva, a medical diagnostic testing company, from January 1991 until June 1995. Presently, Dr. Bastiani serves as a director for I.D. Biomedical.

     Mr. Hanlon joined the Company's Board of Directors in November 1996. Mr. Hanlon serves as the President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical, and a manufacturer of instrumentation for diagnostic applications. Mr. Hanlon served as Vice President and General Manager of Tri-Continent Scientific from 1989 to 1996.

     Dr. Singh joined the Company's Board of Directors in June 1992. Dr. Singh is a founder of ChemTrak, Inc., a manufacturer of medical diagnostic equipment, and served in various executive capacities with ChemTrak from August 1988 until March 1998. Dr. Singh is a co-founder of LXN Corp., a diabetes management company established in 1994. Dr. Singh has served as Chairman of Zygox Corp since March 1998.

     Dr. Tucker joined the Company's Board of Directors in September 1995. Currently, Dr. Tucker is Chief Corporate Compliance Officer for Scripps Health in San Diego. From 1992 to 1998, Dr. Tucker was Chairman of Pathology at Scripps Clinic and Research Foundation.

     Meetings of the Board of Directors. During the fiscal year ended March 31, 2000, the Board of Directors of the Company held 4 meetings, the Audit Committee of the Board of Directors held 1 meeting, and the Compensation Committee of the Board of Directors held 1 meeting. No director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which such director served during fiscal 2000.

     Audit Committee. The members of the Audit Committee during fiscal 2000 were Dr. Tucker and Dr. Singh. The functions of the Audit Committee include making recommendations to the Board of Directors regarding the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company's independent public accountants.

     Compensation Committee; Interlocks and Insider Participation. The members of the Company's Compensation Committee during fiscal 2000 were Dr. Bastiani and Mr. Hanlon. The Compensation Committee reviews and determines compensation criteria for executive officers. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation during the fiscal years ended March 31, 2000, March 31, 1999 and March 31, 1998 of the Chief Executive Officer of the Company during fiscal 2000 and the four other most highly compensated executive officers of the Company whose total salary and bonus for fiscal 2000 exceeded $100,000, for services in all capacities to the Company, during fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                              ANNUAL COMPENSATION($)    ------------
                                                              ----------------------      OPTIONS
         NAME AND PRINCIPAL POSITION           FISCAL YEAR     SALARY      BONUS(1)       (SHARES)
         ---------------------------           -----------    ---------    ---------    ------------
Clinton H. Severson..........................     2000        $200,000     $112,500           -0-
  Chairman of the Board of Directors,             1999         200,000       60,450       200,000
  President and Chief Executive                   1998         193,254       73,950        50,000
  Officer
Robert Milder................................     2000        $130,000     $ 67,500        75,000
  Chief Operations Officer                        1999          93,000       20,400        65,000
                                                  1998             -0-          -0-           -0-
Vladimir E. Ostoich..........................     2000        $144,740     $ 90,000        75,000
  Vice President of Engineering                   1999         144,740       47,630        25,000
                                                  1998         139,173       60,550           -0-
Donald J. Stewart............................     2000        $110,000     $ 90,000        25,000
  Vice President of Finance and                   1999          63,537       18,675        75,000
  Administration and CFO and Secretary            1998             -0-       18,785           -0-
Daniel Wong..................................     2000        $181,016     $ 67,500        10,000
  Former Vice President of Development            1999         135,000       47,630           -0-
                                                  1998         129,808       60,505           -0-

---------------
(1) Bonuses were based on Company performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

STOCK OPTIONS GRANTED IN FISCAL 2000

     The following table provides the specified information concerning grants of options to purchase Common Stock made during the fiscal year ended March 31, 2000 to the persons named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 2000

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------     POTENTIAL REALIZABLE
                                        PERCENT OF                                   VALUE AT ASSUMED
                                          TOTAL                                   ANNUAL RATES OF STOCK
                                         OPTIONS                                  PRICE APPRECIATION FOR
                            OPTIONS      GRANT TO      EXERCISE                       OPTION TERM(3)
                            GRANTED    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
           NAME             (#)(1)     FISCAL YEAR     ($/SH)(2)       DATE         5%($)       10%($)
           ----             -------    ------------    ---------    ----------    ---------    ---------
Robert Milder.............  25,000         3.7%          $2.25       4/27/09      $ 35,375     $ 89,648
                            50,000         7.3%          $8.13       1/25/10      $255,646     $647,856
Vladimir E. Ostoich.......  25,000         3.7%          $2.25       4/27/09      $ 35,375     $ 89,648
                            50,000         7.3%          $8.13       1/25/10      $255,646     $647,856
Donald J. Stewart.........  25,000         3.7%          $2.25       4/27/09      $ 35,375     $ 89,648
Daniel Wong...............  10,000         1.5%          $2.25       4/27/09      $ 14,150     $ 35,859

---------------
(1) All options granted in fiscal 2000 were granted pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"). These options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. Under the 1998 Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase Common Stock in the fiscal year ended March 31, 2000, and unexercised options held as of March 31, 2000, by the persons named in the Summary Compensation Table.

                OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES

                                                                                            VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               SHARES       VALUE           OPTIONS AT 3/31/00                 3/31/00($)(2)
                             ACQUIRED ON   REALIZED   ------------------------------   ------------------------------
          SHARES              EXERCISE       ($)      EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE
          ------             -----------   --------   --------------   -------------   --------------   -------------
Clinton H. Severson........       -0-          -0-       342,708          157,292        $1,421,612      $1,015,888
Robert Milder..............       -0-          -0-        27,187          112,813        $  168,117      $  401,248
Vladimir E. Ostoich........       -0-          -0-       111,667           93,958        $  493,584      $  286,120
Donald J. Stewart..........       -0-          -0-        29,687           70,313        $  159,112      $  400,263
Daniel Wong................    10,000      $21,880        72,188               --        $  254,455              --

---------------
(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Common Stock ($8.3750) per share as reported on the Nasdaq National Market on March 31, 2000 and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS

     In fiscal 2000, all non-employee directors of the Company received compensation in the amount of $1,200, $1,600, $1,800, and $2,258, for the first, second, third and fourth quarter, respectively, per meeting of the Board of Directors they attended, plus reimbursement of reasonable travel expenses incurred. In addition, Dr. Tucker serves as a scientific consultant to the Company and receives monthly compensation of $1,000 plus reimbursement of expenses for attending meeting at or on behalf of the Company. Each of the Company's non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of Common Stock under the Company's 1992 Outside Directors Stock Option Plan. In addition, Dr. Tucker receives an additional annual grant of options to purchase 5,000 shares for serving as a consultant. Clinton H. Severson, a director of the Company who is also an employee of the Company, does not receive any compensation for his services as a member of the Board of Directors of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In March 1997, the Company entered into an employment agreement with Clinton H. Severson. The agreement provides that Mr. Severson will serve as President and Chief Executive Officer of Abaxis and that he will be entitled to six months of continued salary and benefits if his employment with the Company is terminated without cause. In April 1998, the Company entered into an amendment to Mr. Severson's employment agreement which provides (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction.

     The 1998 Stock Option Plan and the Outside Directors Stock Option Plan (the "Option Plans") provide that, in the event of a transfer of control of the Company ("Transfer of Control"), the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under stock option agreements outstanding under the Option Plans (the "Options") or substitute options for the Acquiring Corporation's stock for such Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger constituting a Transfer of Control, the Company's Board of

Directors shall provide that any unexercisable and/or unvested portion of the Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Company's Board of Directors so determines. Any Options which are neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control. Options which are assumed by the Acquiring Corporation shall become exercisable and vested as provided under the relevant stock option agreements under the Option Plans. If the option holder's service is terminated after the Transfer of Control by the Company (other than for cause) or the option holder resigns for "good reason" following the Transfer of Control, the holder's Options shall become immediately exercisable and vested as of the date of termination.

1998 STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1998 Stock Option Plan (the "Option Plan") to increase the maximum number of shares that may be issued under the Option Plan by 500,000 shares, from 2,886,000 shares to 3,386,000 shares. See "Approval of Amendment to the 1998 Stock Option Plan." As of September 13, 2000, no options had been granted to any employee conditioned on stockholders approval of an increase in the share reserve under the Option Plan. Grants under the Option Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the Option Plan are not yet determinable.

1992 OUTSIDE DIRECTOR'S STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1992 Outside Director's Stock Option Plan (the "Director Plan") to increase the maximum number of shares that may be issued under the Option Plan by 50,000 shares, from 200,000 shares to 250,000 shares. See "Approval of Amendment to the 1992 Outside Director's Stock Option Plan." As of September 13, no options had been granted to any outside director conditioned on stockholders approval of an increase in the share reserve under the Director Plan. Each of the Company's non-employee directors receives an automatic annual grant of options to purchase 4,000 shares of Common Stock under the Directors Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the "SEC". Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock were complied with during the fiscal year ended March 31, 2000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Dr. Richard Bastiani and Brenton G. A. Hanlon. Dr. Prithipal Singh served as a member of the Compensation Committee until Mr. Hanlon became a member on September 9, 1998. Each of these individuals is a non-employee member of the Company's Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for the Company's executive officers and provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of the Company. The goal of the Company's compensation policy for the executive officers is to attract, retain and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives. The Company uses salary, stock option grants and bonus compensation to meet these goals.

     Compensation Policies. Salaries are initially set for each executive officer according to the Company's determination of what reflects typical salaries for similar positions in comparable companies in the Company's industry and geographic area. Salaries are generally set to reflect the applicable range for each position, and are adjusted for historical and expected contributions of each officer to the Company. Salaries are reviewed annually based on individually past performance, and financial results of the Company. Adjustments are made, if necessary, to maintain competitiveness within the industry.

     Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in part on the Company's performance and has used stock option grants and bonus compensation to accomplish this goal. In April 2000, the Compensation Committee approved an executive bonus plan with target bonus levels set at 20% to 80% of annual salaries for accomplishing certain Company objectives associated with financial performance in fiscal 2001.

     The Company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer generally has been determined with reference to comparable companies in the Company's industry and geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer are generally based on Company performance and individual performance. In fiscal 2000, the Compensation Committee approved stock option grants to certain of the executive officers. See "OPTION GRANTS IN FISCAL 2000."

     Chief Executive Officer Compensation. The Compensation Committee annually reviews the performance and compensation of Clinton H. Severson, the President and Chief Executive Officer of the Company. During fiscal 1999, Mr. Severson's compensation consisted of salary, an incentive stock option grant and performance-based bonus compensation. During the annual review in April 1999 (and again in April 2000), the Compensation Committee found Mr. Severson's salary to be appropriate as compared with comparable companies within the Company's industry and geographic area. During fiscal 2000, Mr. Severson's compensation consisted of a base salary of $200,000, and bonus compensation of $112,000. Mr. Severson received no option grant in fiscal 2000. Mr. Severson's bonus compensation was based on the Company achieving certain financial objectives established by the Board of Directors in April 1999. In April 2000, the Board of Directors approved a bonus plan for the Company's President and Chief Executive Officer of 56% of his annual salary for accomplishing certain Company objectives associated with financial performance in fiscal 2001.

     In April 1998, Mr. Severson's employment agreement with the Company was amended to provide (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction. Such agreement was entered into following arms-length negotiations and approval by the Board of Directors.

     Deductibility of Executive Compensation. The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute. Income from options granted under the 1998 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as applicable.

                                          COMPENSATION COMMITTEE

                                          Richard Bastiani, Ph.D.
                                          Brenton G. A. Hanlon

                        COMPARISON OF SHAREHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index ("Russell 2000") and the Hambrecht & Quist Health Care (Excluding Biotech) Index ("H&Q Index") for the period commencing on March 31, 1995 and ending on March 31, 2000.(1)

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   MARCH 31, 1995 THROUGH MARCH 31, 2000:(2)

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        3/95      3/96      3/97      3/98      3/99      3/00
--------------------------------------------------------------------------------
 Abaxis, Inc.            101       104        58        34        34       149
 Russell 2000            100       127       148       211       165       187
 Hambrecht & Quist
  Healthcare--
  Excluding
  Biotechnology          100       152       150       214       218       212
--------------------------------------------------------------------------------

(1) The Company's 2000 fiscal year ended on March 31, 2000.

(2) Assumes that $100,000 was invested on March 31, 1995 in the Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The charter documents of the Company authorize a Board of Directors consisting of six (6) directors. Five (5) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "INFORMATION ABOUT ABAXIS -- Director Nominees" above for information concerning the nominees. Following the Annual Meeting, there will be one vacancy on the Board of Directors.

     If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

     The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board of Directors may recommend in the place of such nominee(s).

     The nominees for election to the Board of Directors at the Annual Meeting are Clinton H. Severson, Richard Bastiani, Ph.D., Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 2001, and until their successors are elected and qualified. If a quorum is present and voting, the five (5) nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the vote. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                              PROPOSAL NUMBER TWO

          APPROVAL OF AMENDMENT TO THE COMPANY 1998 STOCK OPTION PLAN

     The Company's 1989 Stock Option Plan (the "1989 Plan") was adopted by the Board of Directors in May 1989 and was approved by the shareholders of the Company in 1990. The Board of Directors and shareholders have approved from time to time increases in the number of shares issuable under the 1989 Plan. In July 1998, the Board of Directors amended the 1989 Plan, and obtained shareholder approval in October 1998, to increase by 1,000,000 shares to 2,886,000 the maximum aggregate number of shares of Common Stock issuable under the plan. In addition, the Board of Directors approved the amendment and restatement of the 1989 Plan as the 1998 Stock Option Plan (the "Option Plan"), and obtained shareholder approval of such amendment and restatement.

     The shareholders are now being asked to approve the amendment of the Option Plan to increase by 500,000, from 2,886,000 to 3,386,000, the maximum aggregate number of shares of Common Stock issuable under the plan. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders.

SUMMARY OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the grant to employees, directors and consultants of nonstatutory stock options.

     Shares Subject to Plan. The shareholders have previously authorized the reservation of an aggregate of 2,886,000 shares of the Company's authorized but unissued shares of Common Stock for issuance upon the exercise of options granted under the Option Plan. The Option Plan permits the issuance of reacquired shares as well as previously unissued shares. As of August 31, 2000, options to purchase 677,892 shares of common stock granted pursuant to the Option Plan had been exercised, and there were 268,957 shares of common stock available for future grants under the Option Plan, without taking the proposed increase into account. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. Options may be granted under the Option Plan to employees, consultants and directors of the Company or of any present or future parent or subsidiary corporations of the Company. Prospective employees, prospective consultants and prospective directors may also receive grants under the Option Plan in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options. As of August 31, 2000, the Company had approximately 113 employees, including 6 executive officers, 5 directors and 2 consultants who would be eligible to receive a grant under the Option Plan.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant and the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. The Option Plan provides that any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power (or combined value) of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant as required under Section 422 of the Code. As of August 31, 2000, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $5.875 per share.

     Under the Option Plan, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of an assignment of the proceeds of a loan with respect to some or all of the shares acquired upon the exercise of the option, by payment with a promissory note, and by payment of the exercise price with any other lawful consideration approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. The Option Plan provides that the maximum term of an incentive stock option is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. The Option Plan does not limit the term of a nonstatutory stock option. An option generally will remain exercisable for three months following the optionee's termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months following the optionee's termination of service. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

     Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. A nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.

     Change in Control. The Option Plan provides that in the event of a "Change in Control" (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. If the Acquiring Corporation elects not to assume or substitute for options outstanding under the Option Plan, any unvested or unexercisable portion of the outstanding options will become immediately exercisable and vested in full prior to such Change in Control. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. In addition, if the Acquiring Corporation assumes or substitutes for outstanding options, an option will become fully exercisable and vested if the optionee's service is terminated after the Change in Control by the Company (other than for cause) or the optionee resigns for "good reason" following the Change in Control.

     For purposes of the Option Plan, a "Change in Control" means (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the shareholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

     Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all options must be granted within ten years of July 21, 1998, the date on which the Board approved the restatement of the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT OF THE OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS FOR THE REASONS STATED ABOVE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE OPTION PLAN BY 500,000 SHARES, FROM 2,886,000 SHARES TO 3,386,000 SHARES.

                             PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Company's Outside Directors Stock Option Plan (the "Original Directors Plan") was adopted by the Board of Directors in 1992 and approved by the shareholders in September 1992, with a total reserve of 200,000 shares of Common Stock. The Original Directors Plan was amended and restated in September 1997 (the "Directors Plan"). The shareholders are now being asked to approve the amendment of the Directors Plan to increase by 50,000 shares, from 200,000 to 250,000, the maximum aggregate number of Common Stock issuable under the Directors Plan.

     The Directors Plan was created in order to assist the Company in the recruitment, retention and motivation of outside directors who are highly qualified and in a position to make material contributions to the Company's success. The Directors Plan is intended to offer these individuals a significant incentive by enabling them to acquire options to purchase Common Stock at a price equal to its market value on the date the option is granted.

     In addition to their service as members of the Board of Directors, the Company frequently has need to call upon certain outside directors to provide consulting services in areas of the Company's business in which they have special expertise. To provide appropriate incentives to attract and encourage outside directors able to provide extraordinary levels of service, the Directors Plan authorizes stock option grants to outside directors who are also serving as consultants to the Company. The Directors Plan provides for the automatic annual grant of an option to purchase 5,000 shares of Common Stock to each outside director who is serving as a consultant to the Company pursuant to a written consulting agreement and who is expected to continue such service (a "Consultant Option"). Consultant Options are granted under the Directors Plan in addition to options automatically granted to each outside director in connection with Board of Directors service.

SUMMARY OF THE OUTSIDE DIRECTORS STOCK OPTION PLAN

     The following summary of the Directors Plan is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any shareholder upon request.

     General. Options granted under the Directors Plan are nonstatutory stock options. Only directors of the Company who are not employees of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. As of the date hereof, there were four Outside Directors eligible to participate in the Directors Plan and there were outstanding and unexercised options to purchase 200,000 shares pursuant to the Directors Plan. All options must be granted, if at all, within 10 years from June 30, 1992, the date the Directors Plan was initially adopted by the Board.

     Shares Subject to Plan. The shareholders have previously authorized the reservation of an aggregate of 200,000 shares of the Company's authorized but unissued shares of Common Stock for issuance upon the exercise of options granted under the Directors Plan. As of August 11, 2000, options to purchase 33,250 shares of common stock granted pursuant to the Directors Plan had been exercised, and there were 28,750 shares of common stock available for future grants under the Directors Plan, without taking the proposed increase into account.

     Administration. The Directors Plan is administered by the Board. The Board shall have no authority, discretion, or power to select the non-employee directors of the Company who will receive options under the Directors Plan, to set the exercise price of the options granted under the Directors Plan, to determine the number of shares of common stock to be granted or the time at which such options are to be granted, to establish the duration of option grants, or alter any other terms or conditions specified in the Directors Plan, except in the sense of administering the Directors Plan subject to the provisions of the same. All questions of interpretation of the Directors Plan or of any options granted under the Directors Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the

Directors Plan and/or any option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     Eligibility. Each person who becomes an Outside Director in the future will automatically be granted an option to purchase 10,000 shares of Common Stock on the date such Outside Director commences service on the Board. Further, each Outside Director will automatically be granted an option to purchase 4,000 shares of Common Stock each anniversary date of the initial grant to the director under the Directors Plan (or with respect to the persons who first became Outside Directors of the Company prior to June 30, 1993). In addition, upon election as Chairman of the Board of Directors, an Outside Director will automatically be granted an option to purchase 30,000 shares of Common Stock.

     The Directors Plan also provides for the automatic grant of a consultant option ("Consultant Option") to each newly elected Outside Director who is then also serving the Company as a consultant. Each outside director who continues to provide consulting services to the Company will automatically be granted an additional Consultant Option on each anniversary of his or her initial grant, if he or she is still serving as a consultant to the Company on such date.

     An Outside Director can elect not to receive an option granted under the Directors Plan by giving written notice of such election to the Company.

     Terms and Conditions of Options. Options granted under the Directors Plan generally are exercisable for a period of five years, however, an Option granted on or after September 10, 1997, shall be exercisable for a term of ten years. Options granted under the Directors Plan after November 26, 1996, became exercisable in twelve monthly installments following the date of grant.

     The exercise price of any option granted under the Directors Plan will be the fair market value of the Common Stock of the Company on the date of grant, as determined pursuant to the terms of the Directors Plan. Shares subject to an option granted under the Directors Plan may be purchased for cash, by check, by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an option, or by any combination of these.

     Termination of Service. If an optionee ceases to be a director of the Company for any reason, except death or disability, the optionee may exercise his or her Director Option (to the extent unexercised and exercisable on the date the optionee ceased to be a director) within three months after the date of termination of service as a director, but in any event not later than the expiration of the option term. If an optionee ceases to be a consultant of the Company for any reason, except death or disability, the optionee may exercise his or her Consultant Option (to the extent unexercised and exercisable on the date the optionee ceased to be a consultant) within three months after the date of termination of service as a consultant, but in any event not later than the expiration of the option term. If an optionee ceases to be a director of the Company due to death or disability, the optionee (or his or her legal representative) may exercise his or her Director Option (to the extent unexercised and exercisable on the date the optionee ceased to be a director) within 12 months after the date of termination of service as a director, but in any event not later than the expiration of the option term. If an optionee ceases to be a consultant of the Company due to death or disability, the optionee (or his or her legal representative) may exercise his or her Consultant Option (to the extent unexercised and exercisable on the date the optionee ceased to be a consultant) within 12 months after the date of termination of service as a consultant, but in any event not later than the expiration of the option term. The period for exercise of an option upon termination of service as a director or consultant will be extended under certain circumstances if exercise of the option would be a violation of applicable federal or state securities laws, or if exercise would subject the optionee to suit under Section 16(b) of the Exchange Act.

     During the lifetime of the optionee, an option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

     Transfer of Control. Generally, in the event of the sale, dissolution, or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, and if the acquiring corporation does not assume, or substitute its outstanding options for, the outstanding options, the Board will provide that any unexercisable and/or unvested portion of the outstanding options shall be immediately exercisable and vested. Any options which are neither assumed nor substituted for by the acquiring corporation nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

     Termination or Amendment. The Board may terminate or amend the Directors Plan at any time; provided, however, that shareholder approval will be required for any increase in the total number of shares reserved for issuance pursuant to the Directors Plan, any expansion in the class of persons eligible to receive options or as otherwise deemed necessary to comply with the requirements of Rule 16b-3 under the Exchange Act.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     For a description of the United States federal income tax consequences under current law of nonstatutory stock options in the Directors Plan, please see the discussion above under "APPROVAL OF AMENDMENT OF 1998 STOCK OPTION PLAN -- Summary of United States Federal Income Tax Consequences."

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT OF THE DIRECTOR PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS FOR THE REASONS STATED ABOVE. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE DIRECTOR PLAN BY 50,000 SHARES, FROM 200,000 SHARES TO 250,000 SHARES.

                              PROPOSAL NUMBER FOUR

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2001. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     NEITHER ABSTENTIONS NOR "BROKER NON-VOTES" WILL BE COUNTED AS HAVING BEEN CAST AFFIRMATIVELY OR NEGATIVELY ON THE PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO APPOINT DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 3240 Whipple Road, Union City, CA 94587 94089, no later than May 28, 2001, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /S/ Donald J. Stewart
                                          DONALD J. STEWART
                                          Secretary

                                  DETACH HERE

                                     PROXY

                                  ABAXIS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 31, 2000

      The undersigned hereby appoints Clinton H. Severson and Donald J. Stewart, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 31, 2000 at 10:00 a.m., local time, at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September 7, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 2000 Annual Report to Stockholders.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

    Please mark
[X] votes as in
    this example.

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Proposal to elect the following individuals to the Board of Directors.

   NOMINEES: (01) Clinton H. Severson, (02) Richard Bastiani, Ph.D.,
   (03) Brenton G.A. Hanion, (04) Prithipal Singh, Ph.D.,
   (05) Ernest S. Tucker, III, M.D.

          FOR                      WITHHELD
          ALL    [ ]         [ ]   FROM ALL
       NOMINEES                    NOMINEES


[ ] ______________________________________________________
    (INSTRUCTION: To vote against any individual nominee, write that nominee's name in the space above.)

                                               FOR   AGAINST   ABSTAIN
2. To increase the share reserve under the     [ ]     [ ]       [ ]
   1998 Stock Option Plan by 500,000 shares.

3. To increase the share reserve under the     [ ]     [ ]       [ ]
   1992 Outside Directors' Stock Option Plan by 50,000 shares.

4. To ratify the appointment of Deloitte &     [ ]     [ ]       [ ]
   Touche L.L.P. as independent accountants of the Company for the fiscal year ending
   March 31, 2001.

        MARK HERE                  MARK HERE
      FOR ADDRESS     [ ]          IF YOU PLAN    [ ]
       CHANGE AND                  TO ATTEND
      NOTE AT LEFT                 THE MEETING

The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this ballot.

Please sign here. Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased shareholder should give their full title. Please date the Proxy.



Signature:_________________ Date:______ Signature:_________________ Date:______